UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, during the third quarter of 2020, we amended each of our export credit backed facility agreements (the “Export Credit Facilities”) in order to extend the period during which a breach of the financial covenants will not trigger a mandatory prepayment or default, as applicable, under each facility through and including the fourth quarter of 2021. In connection with these amendments, we agreed that certain of our subsidiaries (none of which directly own a vessel) will issue guarantees for the debt outstanding or to be outstanding under the Export Credit Facilities (the “Financial Covenant Extension Amendments”).

Further to and in accordance with these Financial Covenant Extension Amendments, on November 13, 2020, we entered into amendments to certain of the Export Credit Facilities guaranteed by BpiFrance Assurance Export, including those facilities which provide availability to delivery financing for the third and fourth Edge-class ships for Celebrity Cruises and the fifth and sixth Oasis-Class ships for Royal Caribbean International (collectively, the “Bpi Facilities”). These amendments provide for the issuance of the previously agreed guarantees once the debt is drawn in satisfaction of our obligations under the relevant Financial Covenant Extension Amendments. Following issuance, the guarantees will be released under certain circumstances as other debt is repaid or refinanced on an unsecured and unguaranteed basis. In connection with and following the issuance of the guarantees of the Bpi Facilities, the guarantor subsidiaries are restricted from issuing additional guarantees in favor of lenders (other than those lenders who are party to the Export Credit Facilities), and certain of the guarantor subsidiaries are restricted from incurring additional debt. In addition, the Bpi Facilities will benefit from guarantees to be issued by intermediary parent companies of subsidiaries that take delivery of any new vessels financed with export-credit backed financing.

We are in the process of amending our other export credit facilities to implement similar pari passu guarantees in favor of the lenders thereunder.

Certain of the lenders participating in the Bpi Facilities, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	November 19, 2020	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary